As filed with the Securities and Exchange Commission on January 10, 2006

                                                     Registration No. 333-129847
================================================================================
                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM SB-2/A
                                 2nd Amendment

                             Registration Statement
                        Under the Securities Act of 1934

                              Vector Ventures Corp.
                 (Name of Small Business Issuer in Its Charter)

           NEVADA                                 1000                             20-2745790
(State or Other Jurisdiction of        (Primary Standard Industrial             (I.R.S. Employer
Incorporation or Organization)          Classification Code Number)            Identification No.)

        Analipseos 30 Apt. #25
            52236 Panorama
         Thessaloniki, Greece                                  +30-697-366-9834
(Address of principal Executive Offices)                      (Telephone Number)

   The Law Office of Michael M. Kessler
    3436 American River Drive, Suite 11
         Sacramento, CA  95864              (916) 239-4000       (916) 239-4008
(Name and Address of Agent for Service)    (Telephone Number)      (Fax Number)

Approximate Date of Commencement of Proposed Sale to the Public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]


                         CALCULATION OF REGISTRATION FEE

================================================================================
Title of Each                          Proposed        Proposed
  Class of                             Maximum         Maximum
 Securities                            Offering       Aggregate       Amount of
   to be           Amount to be       Price Per       Offering      Registration
 Registered         Registered         Unit (2)       Price (3)         Fee (1)
--------------------------------------------------------------------------------
Units (4)             2,000,000         $0.05         $100,000         $   --
--------------------------------------------------------------------------------
Common                2,000,000         $0.05         $100,000         $11.77
--------------------------------------------------------------------------------
Warrants              4,000,000         $0.10         $400,000         $   --
--------------------------------------------------------------------------------
Common Stock
Underlying Warrants   4,000,000         $0.10         $400,000         $47.08
================================================================================

(1)  Registration Fee has been paid via Fedwire.
(2) This is the initial offering and no current trading market exists for our common stock. The price paid for the currently issued and outstanding common stock was valued at $0.01 per share.
(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c). (4) Each Unit consists of one share of Common Stock and two Common Stock Purchase Warrants. Each Common Stock Purchase Warrant will entitle the holder to purchase one additional share of Common Stock at a price of $.10 per Share for a period of two years from the date of this offering.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
================================================================================

                                   PROSPECTUS
                              VECTOR VENTURES CORP.
                        2,000,000 UNITS AT $.05 PER UNIT
             CONSISTING OF 2,000,000 SHARES OF COMMON STOCK AT $.05
             PER SHARE AND 4,000,000 WARRANTS TO PURCHASE SHARES OF
                         COMMON STOCK AT $.10 PER SHARE

Vector Ventures Corp. is offering for sale a total of 2,000,000 units, each unit consisting of one share of common stock and two common stock purchase warrants. Each common stock purchase warrant will entitle the holder to purchase one additional share of common stock at a price of $.10 per Share for a period of two years from the date of this offering. There is no minimum number of units required to be purchased by each investor. The offering is being made on a self-underwritten, "best efforts," "all-or-nothing" basis. The units will be sold on our behalf by our director, Kristian Kostovski. Mr. Kostovski will not receive any commissions or proceeds from the offering for selling the units on our behalf.

The common stock and the common stock purchase warrants will detach upon effectiveness of the registration statement. No public market currently exists for the units, common stock or the common stock purchase warrants. We plan to contact a market maker immediately following the effectiveness of this registration statement and have them file an application on our behalf to have the shares of common stock quoted on the OTC Electronic Bulletin Board (OTCBB). There is no guarantee that our shares of common stock will be accepted for trading on the OTCBB.

We intend to open a standard, non-interest bearing, bank checking account to be used only for the deposit of funds received from the sale of the units in this offering. The funds will not be held in an escrow or similar account. If all units are not sold and the total offering amount is not deposited by the expiration date of the offering, all monies will be returned to investors, without interest or deduction. The units will be offered at a price of $.05 per share for a period of one hundred and eighty (180) days from the effective date of this prospectus, unless extended by our director for an additional 90 days. The offering will end on _______, 200_ (date to be inserted in a subsequent amendment).

Vector Ventures Corp. is an exploration stage company and currently has no operations. Any investment in the shares of common stock offered herein involves a high degree of risk. You should only make a purchase if you can afford a complete loss of your investment. Our independent auditors have issued an audit opinion for Vector Ventures which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

BEFORE INVESTING, YOU SHOULD CAREFULLY READ THIS PROSPECTUS AND, PARTICULARLY, THE RISK FACTORS SECTION BEGINNING ON PAGE 3.

Neither the U.S. Securities and Exchange Commission nor any state securities division has approved or disapproved of these securities, or determined if this prospectus is truthful, accurate, current or complete. Any representation to the contrary is a criminal offense.

                  Offering            Total
                    Price           Amount of        Underwriting      Proceeds
                  Per Unit          Offering          Commissions       To Us
                  --------          --------          -----------       -----
     Units          $.05            $100,000              $0           $100,000

As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop. The information in this prospectus is not complete and may be changed. We will not sell these securities until the registration statement filed with the U.S. Securities and Exchange Commission for review has been cleared of comment and is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer of sale is not permitted.

                 Subject to Completion, Dated __________, 200__

                                TABLE OF CONTENTS
                                                                        Page No.
                                                                        --------

SUMMARY OF PROSPECTUS                                                        3
      General Information                                                    3
      Offering                                                               4
RISK FACTORS                                                                 4
      Risks Associated with our Company                                      4
      Risks Associated with this Offering                                    8
FORWARD LOOKING STATEMENTS                                                  10
USE OF PROCEEDS                                                             10
DETERMINATION OF OFFERING PRICE                                             11
DILUTION                                                                    11
PLAN OF DISTRIBUTION                                                        13
      Offering will be Sold by Our Officer and Director                     13
      Terms of the Offering                                                 14
      Deposit of Offering Proceeds                                          14
      Procedures for and Requirements for Subscribing                       14
      Exercise of Warrants                                                  15
LEGAL PROCEEDINGS                                                           15
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS                15
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT              16
DESCRIPTION OF SECURITIES                                                   16
INTEREST OF NAMED EXPERTS AND COUNSEL                                       17
DISCLOSURE OF COMMISSION POSITION OF
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES                              17
ORGANIZATION WITHIN LAST FIVE YEARS                                         18
DESCRIPTION OF OUR BUSINESS                                                 18
      Glossary                                                              19
      General Information                                                   21
      Competition                                                           30
      Compliance with Government Regulation                                 30
      Patents and Trademarks                                                31
      Need for Any Government Approval of Principal Products                31
      Research and Development                                              31
      Employees                                                             31
      Reports to Security Holders                                           32
PLAN OF OPERATION                                                           32
DESCRIPTION OF PROPERTY                                                     38
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS                              38
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS                    39
EXECUTIVE COMPENSATION                                                      41
FINANCIAL STATEMENTS                                                        42
CHANGES IN & DISAGREEMENTS WITH ACCOUNTANTS                                 42

                                    SUMMARY

GENERAL INFORMATION

You should read the following summary together with the more detailed business information and the financial statements and related notes that appear elsewhere in this prospectus. In this prospectus, unless the context otherwise denotes, references to "we", "us", "our", "Vector" and "Vector Ventures" are to Vector Ventures Corp.

Vector Ventures Corp. (the "Company") was incorporated in the State of Nevada on April 26, 2005 to engage in the acquisition, exploration and development of natural resource properties. We intend to use the net proceeds from this Offering to develop our business operations. (See "Business of the Company" and "Use of Proceeds".) We are an exploration stage company, meaning we are engaged in the search for mineral deposits (reserves) which are not in either the development or production stage. We have no revenues and a limited operating history. Our mining property, the One Gun Project, is located within south central British Columbia, Canada approximately 180 miles (290km) east of Vancouver, near Beaverdell. Our principal executive offices are located at Analipseos 30 Apt. #25, 52236 Panorama, Thessaloniki, Greece. The telephone number is +30-697-366-9834. Our sole officer and director is a Canadian citizen currently residing in Greece.

Since our property is located in British Columbia, the Canadian Crown owns the property and the company's only right to the property consists of mining claims that are owned in the name of our director, Kristian Kostovski. To obtain a Free Miner's Certificate, which is required to hold a mining claim in B.C., Section 8(1) of the B.C. Mineral Tenure Act (MTA) stipulates that a corporation must be registered under the British Columbia Business Corporations Act. Section 8(2) of the MTA stipulates that an individual applicant must either be a resident of Canada for a period not less than 183 days in each calendar year or be authorized to work in Canada. A Canadian citizen, regardless of where he or she resides, is automatically authorized to work in Canada. As the corporation is not registered in British Columbia the claim is held in trust for the company by Mr. Kostovski, as he is eligible as a Canadian citizen.

We received our initial funding of $10,000 through the sale of common stock to our officer and director who purchased 1,000,000 shares of our common stock at $0.01 per share on September 30, 2005. On April 30, 2005, 800,000 common shares of our stock with a deemed value of $.01 per share or an aggregate amount of $8,000 were issued to our officer and director for the acquisition of the One Gun Project claims. From inception until the date of this filing we have had limited operating activities. Our financial statements from inception (April 26, 2005) through the year ended September 30, 2005 report no revenues and a net loss of $8,018. Our independent auditors have issued an audit opinion for Vector Ventures which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

We have not engaged the services of a professional geologist or mining engineer to examine our mineral claims and have not yet commenced any exploration activities on the claims. Our property is without known reserves and there is the possibility that the One Gun Project claims do not contain any reserves and funds that we spend on exploration will be lost. Even if we complete our current exploration program and are successful in identifying a mineral deposit we will be required to expend substantial funds on further drilling and engineering studies before we will know if we have a commercially viable mineral deposit or reserve.

There is no current public market for our securities. As our stock is not publicly traded, investors should be aware they probably will be unable to sell their shares and their investment in our securities is not liquid.

OFFERING

Securities Being Offered     2,000,000 Units - Each Unit consists of one share
                             of common stock and two Common Stock Purchase
                             Warrants. If none of the warrants were exercised these shares would comprise 53% of our outstanding common stock following the offering. Each warrant may be exercised at a price of $0.10 for a period of 2 years from the effective date of this offering and is comprised of one common stock share. If all the warrants were exercised all the shares from this offering would comprise 77% of the outstanding common stock.

Price per Unit               $0.05

Offering Period              The Units are offered for a period not to exceed
                             180 days, unless extended by our Director for an additional 90 days.

Net Proceeds                 $100,000 (Total Offering Proceeds) and an
                             additional $400,000, assuming exercise of all
                             Warrants, of which there is no assurance.
Securities Issued
And Outstanding              1,800,000 shares of common stock were issued and
                             outstanding as of the date of this prospectus.

Registration costs           We estimate our total offering registration costs
                             to be $5,500.

                                  RISK FACTORS

An investment in these securities involves an exceptionally high degree of risk and is extremely speculative in nature. Following are what we believe are all the material risks involved if you decide to purchase Units in this offering.

RISKS ASSOCIATED WITH OUR COMPANY:

WE ARE AN EXPLORATION STAGE COMPANY BUT HAVE NOT YET COMMENCED EXPLORATION ACTIVITIES ON OUR CLAIMS. WE EXPECT TO INCUR OPERATING LOSSES FOR THE FORESEEABLE FUTURE.

     We have not yet commenced exploration on the One Gun Project Claims. Accordingly, we have no way to evaluate the likelihood that our business will be successful. We were incorporated on April 26, 2005 and to date have been involved primarily in organizational activities and the acquisition of the mineral claims. We have not earned any revenues as of the date of this prospectus. Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration, and additional costs and expenses that may exceed current estimates. Prior to completion of our exploration stage, we anticipate that we will incur increased operating expenses without realizing any revenues. We therefore expect to incur significant losses into the foreseeable future. We recognize that if we are unable to generate significant revenues from development of the One Gun Project claims and the production of minerals from the claims, we will not be able to earn profits or continue operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

BECAUSE MANAGEMENT HAS NO TECHNICAL EXPERIENCE IN MINERAL EXPLORATION, OUR BUSINESS HAS A HIGHER RISK OF FAILURE.

     Our director has no professional training or technical credentials in the field of geology and specifically in the areas of exploring, developing and operating a mine. As a result, we may not be able to recognize and take advantage of potential acquisition and exploration opportunities in the sector without the aid of qualified geological consultants. As well, with no direct training or experience, our management may not be fully aware of the specific requirements related to working in this industry. His decisions and choices may not take into account standard engineering or managerial approaches mineral exploration companies commonly use. Consequently our operations, earnings and ultimate financial success may suffer irreparable harm as a result.

OUR INDEPENDENT AUDITORS HAVE ISSUED AN AUDIT OPINION FOR VECTOR VENTURES WHICH INCLUDES A STATEMENT DESCRIBING OUR GOING CONCERN STATUS. OUR FINANCIAL STATUS CREATES A DOUBT WHETHER WE WILL CONTINUE AS A GOING CONCERN.

     As described in Note 1 of our accompanying financial statements, our limited exploration stage and our lack of any guaranteed sources of future capital create substantial doubt as to our ability to continue as a going concern. If our business plan does not work, we could remain as a start-up company with limited material operations, revenues, or profits.

WITHOUT THE FUNDING FROM THIS OFFERING WE WILL BE UNABLE TO IMPLEMENT OUR BUSINESS PLAN.

     Our current operating funds are less than necessary to complete all intended exploration of the One Gun Project claims, and therefore we will need the funds from this offering in order to complete our business plan. As of September 30, 2005, we had cash in the amount of $10,482. We currently do not have any operations and we have no income.

WE WILL REQUIRE ADDITIONAL FUNDING TO SUSTAIN OPERATIONS ONCE EXPLORATION IS COMPLETE.

     Even after completing all proposed exploration, we will not know if we have a commercially viable mineral deposit. Even if we complete our initial exploration program and are successful in identifying a mineral deposit we will be required to expend substantial funds on further drilling and engineering studies before we will know if we have a commercially viable mineral deposit or reserve. We will require additional financing to sustain our business operations if we are not successful in earning revenues once exploration is complete. We do not currently have any arrangements for financing and may not be able to find such financing if required. Obtaining additional financing would be subject to a number of factors, including the market price for the minerals, investor acceptance of our claims and general market conditions. These factors may make the timing, amount, terms or conditions of additional financing unavailable to us. The most likely source of future funds presently available to us is through the sale of equity capital. Any sale of share capital will result in dilution to existing shareholders. Without funding, we may be only partially successful or completely unsuccessful in implementing our business plan, and our shareholders may lose part or all of their investment.

WE HAVE NOT YET HAD OUR PROPERTY EXAMINED IN THE FIELD BY A PROFESSIONAL GEOLOGIST OR MINING ENGINEER, THERE IS THE RISK THAT OUR PROPERTY DOES NOT CONTAIN ANY KNOWN BODIES OF ORE.

     There is the likelihood of our mineral claims containing little or no economic mineralization or reserves of gold, silver and other minerals. While we have geological reports detailing previous exploration within the current property boundaries completed by professional geologists in the early 1980's, we have not yet engaged the services of a professional geologist or mining engineer to examine our mineral claims in the field. There is the possibility that the previous work was not carried out properly and the One Gun Project claims do not contain any reserves, resulting in any funds spent by us on exploration being lost. As well, problems such as unusual or unexpected formations and other conditions involved in mineral exploration often result in unsuccessful exploration efforts. In such a case, we would be unable to complete our business plan.

BECAUSE WE HAVE NOT SURVEYED THE ONE GUN PROJECT CLAIMS, WE MAY DISCOVER MINERALIZATION ON THE CLAIMS THAT IS NOT WITHIN OUR CLAIM BOUNDARIES.

     While we have conducted a mineral claims title search to confirm that Madman Mining Company (an unrelated mining property vendor owned by Lloyd Brewer) had the right to sell the claims to our president, Kristian Kostovski, who now holds the claims in trust, this should not be construed as a guarantee of claim boundaries. Until the claims are surveyed, the precise location of the boundaries of the claims may be in doubt. If we discover mineralization that is close to the estimated claim boundaries, it is possible that some or all of the mineralization may occur outside the boundaries. In such a case we would not have the right to extract those minerals.

IF WE DISCOVER COMMERCIAL RESERVES OF PRECIOUS METALS ON OUR MINERAL PROPERTY, WE CAN PROVIDE NO ASSURANCE THAT WE WILL BE ABLE TO SUCCESSFULLY ADVANCE THE MINERAL CLAIMS INTO COMMERCIAL PRODUCTION.

     Our mineral property does not contain any known bodies of ore. If our exploration program is successful in establishing ore of commercial tonnage and grade, we will require additional funds in order to advance the mineral claims into commercial production. In such an event, we may be unable to obtain any such funds, or to obtain such funds on terms that we consider economically feasible and you may lose your investment in this offering.

BECAUSE OF THE ACCESSIBILITY AND PREVIOUS WORK ON THE PROPERTY, THERE IS A RISK THAT WE MAY INCUR LIABILITIES OR DAMAGES AS WE CONDUCT OUR BUSINESS.

     Our mineral property is accessed via ATV's and has tunnels and trenches from previous mining work. As a result, we may become subject to liability for hazards, including pollution, cave-ins and other hazards against which we cannot insure or against which we may elect not to insure. The payment of such liabilities may have a material adverse effect on our financial position.

BECAUSE ACCESS TO OUR MINERAL CLAIMS IS OFTEN RESTRICTED BY INCLEMENT WEATHER, WE MAY BE DELAYED IN OUR EXPLORATION AND ANY FUTURE MINING EFFORTS.

     It is possible that snow or rain could cause roads leading to our claims to be impassable. We anticipate being able to access our mineral claims between the months of March and November during which time we intend to conduct our field exploration. However if the roads are impassable we would be delayed in our exploration timetable.

GOVERNMENT REGULATION OR OTHER LEGAL UNCERTAINTIES MAY INCREASE COSTS AND OUR BUSINESS WILL BE NEGATIVELY AFFECTED.

     There are several governmental regulations that materially restrict mineral claims exploration and development. Under Canadian mining law, to engage in certain types of exploration requires work permits, the posting of bonds, and the performance of remediation work for any physical disturbance to the land. While these current laws will not affect our initial exploration phase, if we identify exploitable minerals and proceed to phase two which includes drilling operations on the One Gun Project claims, we will incur regulatory compliance costs based upon the size and scope of our operations. In addition, the legal and regulatory environment that pertains to the exploration of ore is uncertain and may change. Uncertainty and new regulations could increase our costs of doing business and prevent us from exploring for and the exploitation of ore deposits. In addition to new laws and regulations being adopted, existing laws may be applied to mining that have not as yet been applied. These new laws may increase our cost of doing business with the result that our financial condition and operating results may be harmed.

BECAUSE OUR CURRENT EXECUTIVE OFFICER HAS OTHER BUSINESS INTERESTS, HE MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATION, CAUSING OUR BUSINESS TO FAIL.

     Kristian Kostovski, the sole officer and director of the company, currently devotes approximately 5 to 7 hours per week of his business time to providing management services to us. While our executive officer presently possesses adequate time to attend to our interests, it is possible that the demands on him from his other obligations could increase, with the result that he would no longer be able to devote sufficient time to the management of our business. This could negatively impact our business development.

BECAUSE OUR CURRENT EXECUTIVE OFFICER AND DIRECTOR IS ENROLLED IN A UNIVERSITY IN GREECE AND OUR SOLE MINERAL CLAIM IS LOCATED IN BRITISH COLUMBIA, HE MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATION, CAUSING OUR BUSINESS TO FAIL.

     Since our sole officer and director is currently attending university, substantially all of his time is spent in Greece, while our sole mineral property is located in British Columbia. As a result, it may not be possible for him to properly address the needs of the corporation particularly when and if we are able to raise funds and begin our exploration program. This could negatively impact our business development, causing our business to fail.

RISKS ASSOCIATED WITH THIS OFFERING:

THE TRADING IN OUR SHARES WILL BE REGULATED BY SECURITIES AND EXCHANGE COMMISSION RULE 15G-9 WHICH ESTABLISHED THE DEFINITION OF A "PENNY STOCK."

     The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, and rules of the Commission. The Exchange Act and penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker-dealer must make a suitability determination for each purchaser and receive the purchaser's written agreement prior to the sale. In addition, the broker-dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase, if at all.

WE ARE SELLING THIS OFFERING WITHOUT AN UNDERWRITER AND MAY BE UNABLE TO SELL ANY SHARES.

     This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell them through our officer and director, who will receive no commissions. He will offer the shares to his friends, relatives, acquaintances and business associates, however, there is no guarantee that he will be able to sell any of the shares. Unless he is successful in selling all of the shares and receiving all of the proceeds from this offering, we may have to seek alternative financing to implement our business plans.

DUE TO THE LACK OF A TRADING MARKET FOR OUR SECURITIES, YOU MAY HAVE DIFFICULTY SELLING ANY SHARES YOU PURCHASE IN THIS OFFERING.

     We are not registered on any public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the effectiveness of this Registration Statement and have them file an application on our behalf to have the shares quoted on the OTC Electronic Bulletin Board (OTCBB). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter (OTC) securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between Vector Ventures or anyone acting on our behalf with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or be able to liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

YOU WILL INCUR IMMEDIATE AND SUBSTANTIAL DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES.

     Our existing stockholder acquired his shares at a cost of $.01 per share, a cost per share substantially less than that which you will pay for the shares you purchase in this offering. Upon completion of this offering the net tangible book value of the shares held by our existing stockholder (1,800,000 shares) will be increased by $.022 per share without any additional investment on his part. The purchasers of Units in this offering will incur immediate dilution (a reduction in the net tangible book value per share from the offering price of $.05 per Share) of $.023 per share. As a result, after completion of the offering, the net tangible book value of the shares held by purchasers in this offering would be $.027 per share, reflecting an immediate reduction in the price they paid for their shares.

WE WILL BE HOLDING ALL PROCEEDS FROM THE OFFERING IN A STANDARD BANK CHECKING ACCOUNT UNTIL ALL SHARES ARE SOLD. BECAUSE THE SHARES ARE NOT HELD IN AN ESCROW OR TRUST ACCOUNT THERE IS A RISK YOUR MONIES WILL NOT BE RETURNED IF ALL THE SHARES ARE NOT SOLD.

     All funds received from the sale of shares in this offering will be deposited into a standard bank checking account until all shares are sold and the offering is closed, at which time, the proceeds will be transferred to our business operating account. We have committed to return all monies deposited to the original purchasers in the event all shares in the offering are not sold. However since the funds will not be placed into an escrow, trust or other similar account, there can be no guarantee that any third party creditor who may obtain a judgment or lien against us would not satisfy the judgment or lien by executing on the bank account where the offering proceeds are being held, resulting in a loss of any investment you make in our securities.

WE WILL INCUR ONGOING COSTS AND EXPENSES FOR SEC REPORTING AND COMPLIANCE, WITHOUT REVENUE WE MAY NOT BE ABLE TO REMAIN IN COMPLIANCE, MAKING IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES, IF AT ALL.

     Our business plan allows for the payment of the estimated $5,500 cost of this registration statement to be paid from the proceeds of the offering. We plan to contact a market maker immediately following the effectiveness of this Registration Statement and apply to have the shares quoted on the

     OTC Electronic Bulletin Board. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all.

OUR SOLE DIRECTOR/OFFICER BENEFICIALLY OWNS 100% OF THE OUTSTANDING SHARES OF OUR COMMON STOCK. AFTER THE COMPLETION OF THIS OFFERING HE WILL BENEFICIALLY OWN 47% OF THE OUTSTANDING SHARES. IF HE CHOOSES TO SELL HIS SHARES IN THE FUTURE, IT MIGHT HAVE AN ADVERSE EFFECT ON THE PRICE OF OUR STOCK.

     Due to the controlling amount of his share ownership in our company, if our sole director/officer decides to sell his shares in the public market, the market price of our stock could decrease and all shareholders suffer a dilution to the value of their stock. If our director/officer decides to sell any of his common stock, he will be subject to Rule 144 under the 1933 Securities Act. Rule 144 restricts the ability of our director or officer (affiliate) to sell shares by limiting the sales of securities made under Rule 144 during any three-month period to the greater of: (1) 1% of the outstanding common stock of the issuer; or (2) the average weekly reported trading volume in the outstanding common stock reported on all securities exchanges during the four calendar weeks preceding the filing of the required notice of the sale under Rule 144 with the SEC.

OUR DIRECTOR WILL CONTROL AND MAKE CORPORATE DECISIONS THAT MAY DIFFER FROM THOSE THAT MIGHT BE MADE BY THE OTHER SHAREHOLDERS.

     Due to the controlling amount of his share ownership in our company, our sole director/officer will have a significant influence in determining the outcome of all corporate transactions, including the power to prevent or cause a change in control. His interests may differ from the interests of other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

                           FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as "anticipate", "believe", "plan", "expect", "future", "intend", and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are the good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the "Risk Factors" section and elsewhere in this prospectus.

                                 USE OF PROCEEDS

Assuming sale of all of the Shares offered herein, of which there is no assurance, the Company estimates that the net proceeds from this Offering will be approximately $94,500 after deducting $5,500 for estimated offering expenses, which include legal, accounting and all filing fees. The proceeds are expected to be disbursed, in the priority set forth below, during the first twelve (12) months after the successful completion of the Offering as follows:

         Total Proceeds to the Company                        $ 100,000
         Less: Offering Expenses                                 $5,500
                                                              ---------
         Net Proceeds to the Company                            $94,500

         Phase I Exploration Program                             25,000
         Phase II Exploration Program                            65,000
         Administration and Office Expense                        1,500
         Legal & Accounting                                       1,000
         Working Capital                                          2,000
                                                              ---------
         Total Use of Net Proceeds                            $  94,500
                                                              =========

We will establish a separate bank account and all proceeds will be deposited into that account until such time as the total amount of the offering is received and all Units are sold, at which time the funds will be released to us for use in our operations. In the event we do not sell all of the Units before the expiration date of the offering, all funds will be returned promptly to the subscribers, without interest or deduction.

                         DETERMINATION OF OFFERING PRICE

The offering price of the Units has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered underlying the Units and Warrants, and the offering prices, we took into consideration our cash assets and the amount of money we would need to implement our business plans. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

The exercise price of the warrants was arbitrarily determined by us and does not bear any relationship to our assets, book value, earnings, projected revenues or other established criteria. Given the fact that the exercise price of $.10 per share is 2 times $.05 offering price of the Units in this Offering and 10 times the $.01 price per share paid by our current shareholder for his shares, there is no guarantee that any or all of the warrants will ever be exercised.

                                    DILUTION

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the Units you purchase is also a result of the lower book value of the shares held by our existing stockholders.

As of September 30, 2005, the net tangible book value of our shares was $9,982 or $.006 per share, based upon 1,800,000 shares outstanding.

Upon completion of this Offering, but without taking into account any change in the net tangible book value after completion of this Offering other than that resulting from the sale of the Units and receipt of the total proceeds of

$100,000, less offering expenses of $5,500, for a total net proceeds to us of $94,500, the net tangible book value of the 3,800,000 shares to be outstanding will be $104,482, or approximately $.027 per Share. Accordingly, the net tangible book value of the shares held by our existing stockholder (1,800,000 shares) will be increased by $.022 per share without any additional investment on his part. The purchasers of Units in this offering will incur immediate dilution (a reduction in the net tangible book value per share from the offering price of $.05 per Share) of $.023 per share. As a result, after completion of the offering, the net tangible book value of the shares held by purchasers in this offering would be $.027 per share, reflecting an immediate reduction in the price they paid for their shares.

After completion of the offering, the existing shareholder will own 47% of the total number of shares then outstanding, for which he will have made an investment of $18,000, or $.01 per Share. Upon completion of the offering, the purchasers of the Units offered hereby will own 53% of the total number of shares then outstanding, for which they will have made a cash investment of $100,000, or $.05 per Share.

The following table illustrates the per share dilution to the new investors:

Public Offering Price per Share                         $ .05
Net Tangible Book Value Prior to this Offering          $.006
Net Tangible Book Value After Offering                  $.027
Immediate Dilution per Share to New Investors           $.023

The following table summarizes the number and percentage of shares purchased, the amount and percentage of consideration paid and the average price per Share paid by our existing stockholder and by new investors in this offering:

                                           Total
                              Price      Number of   Percent of    Consideration
                            Per Share   Shares Held   Ownership        Paid
                            ---------   -----------   ---------        ----
Existing Stockholder          $ .01      1,800,000      47%          $ 18,000
Investors in This Offering    $ .05      2,000,000      53%          $100,000

Upon completion of this Offering and exercise of all Warrants included in this offering, but without taking into account any change in the net tangible book value after completion of this Offering and exercise of the Warrants other than that resulting from the sale of the Units and receipt of the total proceeds of $100,000, less offering expenses of $5,500, for a total net proceeds to us of $94,500, plus the sale of the shares pursuant to the exercise of the Warrants and the receipt of the total proceeds of $400,000, the net tangible book value of the 7,800,000 shares to be outstanding will be $504,482, or approximately $.065 per Share. Accordingly, the net tangible book value of the shares held by our existing stockholder (1,800,000 shares) will be increased by $.059 per share without any additional investment on his part. The purchasers of Units in this offering will incur immediate dilution (a reduction in the net tangible book value per share from the average offering price of $.083 per Share) of $.018 per share. As a result, after completion of the offering and exercise of the warrants, the net tangible book value of the shares held by purchasers in this offering would be $.065 per share, reflecting an immediate reduction in the price they paid for their shares.

After completion of the offering, the existing shareholder will own 23% of the total number of shares then outstanding, for which he will have made an investment of $18,000, or $.01 per Share. Upon completion of the offering, the purchasers of the Units offered hereby will own 77% of the total number of shares then outstanding, for which they will have made a cash investment of $500,000, or $.083 per Share.

The following table illustrates the per share dilution to the new investors:

Public Offering Average Price per Share                                $.083
Net Tangible Book Value Prior to this Offering                         $.006
Net Tangible Book Value After Offering & Exercise of Warrants          $.065
Immediate Dilution per Share to New Investors                          $.018

The following table summarizes the number and percentage of shares purchased, the amount and percentage of consideration paid and the average price per Share paid by our existing stockholder and by new investors in this offering:

                                           Total
                              Price      Number of   Percent of    Consideration
                            Per Share   Shares Held   Ownership        Paid
                            ---------   -----------   ---------        ----
Existing Stockholder          $.01        1,800,000      23%         $ 18,000
Investors in This Offering    $.083       6,000,000      77%         $500,000

                              PLAN OF DISTRIBUTION

OFFERING WILL BE SOLD BY OUR OFFICER AND DIRECTOR

This is a self-underwritten offering. This Prospectus is part of a Prospectus that permits our officer and director to sell the Units directly to the public, with no commission or other remuneration payable to him for any Units he may sell. There are no plans or arrangements to enter into any contracts or agreements to sell the Units with a broker or dealer. Kristian Kostovski, our officer and director, will sell the shares and intends to offer them to friends, family members and business acquaintances. In offering the securities on our behalf, our officer and director will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

The officer and director will not register as a broker-dealer pursuant to
Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an Issuer may participate in the offering of the Issuer's securities and not be deemed to be a broker-dealer.

a. Our officer and director is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

b. Our officer and director will not be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

c. Our officer and director is not, nor will be at the time of his participation in the offering, an associated person of a broker-dealer; and

d. Our officer and director meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and (B) is not a broker or dealer, or been associated person of a broker or dealer, within the preceding twelve months; and (C) has not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Our officer, director, control person and affiliates of same do not intend to purchase any Units in this offering.

TERMS OF THE OFFERING

The Units will be sold at the fixed price of $.05 per Unit until the completion of this offering. There is no minimum amount of subscription required per investor, and subscriptions, once received, are irrevocable.

This offering will commence on the date of this prospectus and continue for a period of 180 days (the "Expiration Date"), unless extended by our Director for an additional 90 days. If we choose to extend the offering we will inform the investors that we will promptly return their money unless they make an affirmative statement to us, prior to the original expiration date of the offering, that they wish to subscribe to the extended offering.

DEPOSIT OF OFFERING PROCEEDS

This is a "best efforts", "all or none" offering and, as such, we will not be able to spend any of the proceeds unless and until all units are sold and all proceeds are received. We intend to hold all monies collected for subscriptions in a separate bank account until the total amount of $100,000 has been received. At that time, the funds will be transferred to our business account for use in the implementation of our business plans. In the event the offering is not sold out prior to the Expiration Date, all monies will be returned to investors, without interest or deduction. We feel the use of an escrow agent is an expense the company can not bear at this time. We determined the use of the standard bank account was the most efficient use of our available funds. Please see the risk factor section to read the risk to you as a purchaser of any shares.

PROCEDURES AND REQUIREMENTS FOR SUBSCRIPTION

If you decide to subscribe for any Units in this offering, you will be required to execute a Subscription Agreement and tender it, together with a check or certified funds to us. Subscriptions, once received by the company, are irrevocable. All checks for subscriptions should be made payable to Vector Ventures Corp.

EXERCISE OF WARRANTS

Each Unit consists of one share of Common Stock and two Common Stock Purchase Warrants. Each Common Stock Purchase Warrant will entitle the holder to purchase one additional share of Common Stock at the price of $.10 per Share for a period of two years from the date of this offering. We intend to complete and enter into a Warrant Agreement with Holladay Stock Transfer, our registered stock transfer agent, to allow them to handle the issuance of the Common Stock underlying the warrants upon surrender and payment of the exercise price to us by any holders.

                                LEGAL PROCEEDINGS

Vector Ventures is not currently involved in any legal proceedings and we are not aware of any pending or potential legal actions.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The director and officer of Vector Ventures Corp., whose one year term will expire 4/30/06, or at such a time as his successor(s) shall be elected and qualified is as follows:

Name & Address            Age    Position      Date First Elected   Term Expires
--------------            ---    --------      ------------------   ------------
Kristian Kostovski        22    President,          04/26/05          04/30/06
Analipseos 30, Apt. #25         Secretary,
52236 Panorama                  Treasurer, CFO,
Thessaloniki, Greece            CEO & Director

The foregoing person is a promoter of Vector Ventures, as that term is defined in the rules and regulations promulgated under the Securities and Exchange Act of 1933.

Directors are elected to serve until the next annual meeting of stockholders and until their successors have been elected and qualified. Officers are appointed to serve until the meeting of the board of directors following the next annual meeting of stockholders and until their successors have been elected and qualified.

The director and officer currently devotes an immaterial amount of time, approximately 5 to 7 hours per week, to manage the business affairs of our company. After receiving funding per our business plan Mr. Kostovski intends to devote as much time as is necessary to manage the affairs of the company.

No executive officer or director of the corporation has been the subject of any order, judgment, or decree of any court of competent jurisdiction, or any regulatory agency permanently or temporarily enjoining, barring, suspending or otherwise limiting him or her from acting as an investment advisor, underwriter, broker or dealer in the securities industry, or as an affiliated person, director or employee of an investment company, bank, savings and loan association, or insurance company or from engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any securities.

No executive officer or director of the corporation has been convicted in any criminal proceeding (excluding traffic violations) or is the subject of a criminal proceeding which is currently pending.

No executive officer or director of the corporation is the subject of any pending legal proceedings.

RESUME

KRISTIAN KOSTOVSKI has been the President, CEO, Treasurer, CFO, Secretary, and Director of the Company since inception. From July 2001 to the present Mr. Kostovski has been a manager of Hit Casino in Dojran, Macedonia. From May 20, 2005 to the present Mr. Kostovski has been a director of Alpha Motorsport in New Westminster, B.C. Canada.

Mr. Kostovski is currently enrolled in the third year of a Bachelor of International Business degree at the American College of Thessaloniki in Thessaloniki, Greece.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information on the ownership of Vector's voting securities by officers, directors and major shareholders as well as those who own beneficially more than five percent of our common stock as of the date of this prospectus:

                            No. of          No. of
   Name and                 Shares          Shares      Percentage of Ownership:
    Address                 Before          After        Before          After
Beneficial Owner(1)        Offering        Offering     Offering        Offering
-------------------        --------        --------     --------        --------

Kristian Kostovski        1,800,000        1,800,000      100%             47%
Analipseos 30 Apt. #25
52236 Panorama
Thessaloniki, Greece

All Officers and
Directors as a Group      1,800,000        1,800,000      100%             47%

----------
(1) The person named above may be deemed to be a "parent" and "promoter" of the Company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of his direct holdings in the Company.

                            DESCRIPTION OF SECURITIES

COMMON STOCK

The authorized capital stock of the Company consists of 75,000,000 shares of Common Stock, par value $.001. The holders of Common Stock currently (i) have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of Common Stock upon liquidation, dissolution or winding up of the affairs of the Company; (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote. All shares of Common Stock now outstanding are fully paid for and non-assessable and all shares of Common Stock which are the subject of this Offering, when issued, will be fully paid for and non-assessable. Reference is made to the Company's Articles of Incorporation, By-Laws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of the Company's securities.

NON-CUMULATIVE VOTING

The holders of shares of Common Stock of the Company do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of the Company's directors. After this Offering is completed, the present stockholder will own 47% of the outstanding shares.

CASH DIVIDENDS

As of the date of this Memorandum, the Company has not declared or paid any cash dividends to stockholders. The declaration or payment of any future cash dividend will be at the discretion of the Board of Directors and will depend upon the earnings, if any, capital requirements and financial position of the Company, general economic conditions, and other pertinent conditions. It is the present intention of the Company not to declare or pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in the Company's business operations.

                      INTEREST OF NAMED EXPERTS AND COUNSEL

None of the below described experts or counsel have been hired on a contingent basis and none of them will receive a direct or indirect interest in the Company.

Our financial statements for the period from inception to the year ended September 30, 2005 included in this prospectus have been audited by Armando C. Ibarra, CPA, 371 E Street, Chula Vista, CA 91910. We include the financial statements in reliance on their reports, given upon their authority as experts in accounting and auditing.

The Law Office of Michael M. Kessler, 3436 American River Drive, Suite 11, Sacramento, California 95864, Telephone (916) 239-4000, has acted as legal counsel for the Company.

Mr. Lloyd Brewer, Suite 314, 800 Pender Street, Vancouver, BC, Canada V6C 2V6 has provided us with the geology report entitled "Summary Report on the One Gun Project".

              DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the By-Laws of the company, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or other control person in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                       ORGANIZATION WITHIN LAST FIVE YEARS

Vector Ventures Corp. was incorporated in Nevada on April 26, 2005 to engage in the business of acquisition, exploration and development of natural resource properties. At that time Kristian Kostovski was named as Director and sole Officer of the company and as such voted to seek capital and begin development of our business plan. We received our initial funding of $10,000 through the sale of common stock to Mr. Kostovski who purchased 1,000,000 shares of our Common Stock at $0.01 per share on September 30, 2005. On April 30, 2005, a total of 800,000 shares of Common Stock were issued in exchange for mining claims valued in the amount of $8,000 or $0.01 per share.

                             DESCRIPTION OF BUSINESS

We are an exploration stage company, meaning we are engaged in the search for mineral deposits (reserves) which are not in either the development or production stage. We have no revenues and a limited operating history. Our independent auditors have issued an audit opinion for Vector Ventures which includes a statement expressing substantial doubt as to our ability to continue as a going concern. The source of information contained in this discussion is our geology report that has been included as Exhibit 99.3 to this prospectus.

There is the likelihood of our mineral claims containing little or no economic mineralization or reserves of gold, silver and other minerals. We have not engaged the services of a professional geologist or mining engineer to examine our mineral claims in the field. There is the possibility that the One Gun Project claims do not contain any reserves and funds that we spend on exploration will be lost. Even if we complete our current exploration program and are successful in identifying a mineral deposit we will be required to expend substantial funds on further drilling and engineering studies before we will know if we have a commercially viable mineral deposit or reserve. There are no plans to change the company's business activities or to combine with another business. In the event that exploitable minerals are not found on the company's current property we may seek other mineral properties to explore or other possible business opportunities.

In this Prospectus a combination of Imperial and metric measures are used with respect to mineral properties located in Canada. Conversion rates from Imperial measure to metric and from metric to Imperial are provided below:

Imperial Measure       = Metric Unit      Metric Measure    = Imperial Unit
----------------       -------------      --------------    ---------------
2.47 acres               1 hectare        0.4047 hectares     1 acre
3.28 feet                1 metre          0.3048 metres       1 foot
0.62 miles               1 kilometre      1.609 kilometres    1 mile
0.032 ounces (troy)      1 gram           31.1 grams          1 ounce (troy)
1.102 tons (short)       1 tonne          0.907 tonnes        1 ton
0.029 ounces (troy)/ton  1 gram/tonne     34.28 grams/tonne   1 ounce (troy) ton

                            GLOSSARY OF MINING TERMS

"Adit"                       An opening driven horizontally into the side of a
                             mountain or hill for providing access to a mineral
                             deposit.
"Altered"                    Physically or chemically changed rock or mineral
                             subsequent to its formation.
"Amphibole"                  an important group of dark-colored rock-forming,
                             silicate minerals that generally containing ions of
                             iron
"Andesite"                   Volcanic rock characteristically medium dark in
                             color and containing 54 to 62% silica
"Anomalous"                  A departure from the norm which may indicate the
                             presence of mineralization
"Basalt"                     An extrusive volcanic rock
"Batholith"                  A plutonic rock mass which increases in size
                             downward, has no determinable floor, and shows an
                             area of surface exposure exceeding 100 km2.
"Bedding"                    The arrangement of sedimentary rocks in layers
"Cadmium" or "Cd'            A soft, bluish-white metal and is easily cut with a
                             knife. Physically similar to zinc. Cadmium is used
                             in silver solder and is highly toxic
"Carboniferous Age"          An Epoch in Earth history about 354-290 million
                             years ago
"Chalcopyrite"               A sulphide mineral of copper and iron; the most
                             important ore mineral in copper
"Channel sample"             A sample composed of pieces of vein or mineralized
                             rock that have been taken from a small trench or
                             channel, usually about 3 inches wide and 1 inch
                             deep
"Chlorite"                   A dark green, soft, flaky mineral similar to mica;
                             it is common as an alteration or metamorphic
                             mineral
"Copper" or "Cu"             A reddish or salmon-pink isometric mineral, the
                             native metallic element of copper. It is ductile
                             and malleable, a good conductor of heat and
                             electricity, usually dull and tarnished
"Cretaceous"                 Epoch in Earth history from about 63 million to 135
                             million years ago. Also refers to the rocks and
                             sediment deposited in that epoch
"Dacite"                     Volcanic rock that characteristically is light in
                             color and contains 62% to 69% silica and moderate
                             amounts of sodium and potassium
"Diamond drill"              A rotary type of rock drill that cuts a core of
                             rock that is recovered in long cylindrical sections
"Dyke"                       A long and relatively thin body of igneous rock
                             that, while in the molten state, intruded older
                             rocks
"Eocene age"                 Epoch in earths history about 34-55 million years
                             ago
"Equigranular"               Grains within a rock are very similar in size/shape
"Erosional remnants"         Literally remnants of a rock unit that has not
                             completely eroded away
"Fault"                      A fracture dividing a rock into two sections that
                             have visibly moved relative to each other
"Feldspars"                  silicate minerals which occur in igneous rocks -
                             plagioclase contains calcium and sodium
"Felsic"                     Light-colored rocks containing feldspar and silica
"Foliated"                   the arrangement of a set of minerals in parallel,
                             sheet-like layers that lie perpendicular to the
                             flattened plane of a rock. Occurs in metamorphic
                             rocks
"Galena"                     A lead sulphide - the most common ore mineral of
                             lead
"Gangue"                     Worthless minerals in an ore deposit

"Geological mapping"         The process of observing and measuring geological
                             features in a given area and plotting these
                             features, to scale, onto a map
"Geophysical survey"         A method of exploration that measures the physical
                             properties of rock formations including magnetism,
                             specific gravity, electrical conductivity and
                             resistance
"Gold" or "Au"               A heavy, soft, yellow, ductile, malleable, metallic
                             element. Gold is a critical element in computer and
                             communications technologies
"Granite"                    A coarse-grained intrusive igneous rock consisting
                             of quartz, feldspar and mica
"Granodiorite"               Igenous rock, less felsic than granite, typically
                             light in color; rough plutonic equivalent of dacite
"Greenstone"                 Metamorphosed basalt
"Hornblende"                 An igneous rock that contains magnesium, iron,
                             silica and aluminum - is black, brown and green in
                             color. It occurs in crystals of many igneous rocks
"Hornfels"                   A fine-grained contact metamorphic rock
"Igneous Rocks"              Rocks that crystallize from magma
"Interbeds"                  Several layers of sedimentary rock located side by
                             side
"Isolated Rafts"             Literally small bodies of a rock unit that "sit" on
                             top of a different rock
"Jurassic"                   Epoch in Earth history from about 135 million to
                             190 million years ago Also refers to the rocks and
                             sediment deposited in that epoch
"Lead" or "Pb"               Heavy, easily fusible soft malleable base metal of
                             dull pale bluish-grey colour
"Level"                      a horizontal opening in a mine; levels are usually
                             established at regular intervals
"Limestones"                 A sedimentary rock composed primarily of calcium
                             carbonate
"Lithologies"                the character of a rock described in terms of
                             structure, color, mineral composition, grain size,
                             and arrangement of its component parts
"Mafic"                      class of rock which crystallizes from silicate
                             minerals at relatively high temperatures. It is
                             also sometimes called basalt
"Metamorphic"                A rock that has undergone chemical or structural
                             changes (heat, pressure, or a chemical reaction)
                             that causes changes to its original state -
                             High-grade metamorphic is a large amount of change
"Meta-wacke"                 A soft, earthy, dark-colored rock or clay derived
                             from the alteration of basalt
"Mineral claim"              A portion of land held either by a prospector or a
                             mining company, in British Columbia each claim is
                             500m x 500m (1,640 ft2)
"MMI (Mobile Metal Ion)"     A highly sensitive analytical technique that
                             measures the Ions of various metals that are moving
                             upwards from depth
"Monzonite"                  A felsic igneous rock usually light colored with >
                             20% quartz content
"Ore"                        A mixture of mineralized rock from which at least
                             one of the metals can be extracted at a profit
"Outcrop"                    A surface exposure of bedrock
"Plagioclase"                Any of a group of feldspars containing a mixture of
                             sodium and calcium feldspars
"Potassic"                   Rock that contains potassium
"Portal"                     The entrance to an adit
"Precious metal"             Any of several metals, including gold and platinum,
                             that have high economic value - metals that are often used to make coins or jewelry
"Pyrite"                     A yellow iron sulphide mineral - sometimes referred
                             to as "fools gold"
"Quartz"                     Common rock forming mineral consisting of silicon
                             and oxygen

"Quartz diorite"             quartz diorite is a medium to dark grey, medium to
                             coarse-grained intrusive rock. It consists mainly
                             of plagioclase feldspar, some quartz, and abundant
                             dark minerals (roughly a third)
"Schists"                    A coarse-grained, strongly foliated metamorphic
                             rock that develops from phyllite and splits easily
                             into flat, parallel slabs
"Sedimentary"                Secondary rocks formed from material derived from
                             other rocks and laid down underwater
"Shale"                      A sedimentary rock composed of fine sediment
                             particles - tend to be red, brown, black, or gray,
                             and usually originate in relatively still waters
"Shear zone"                 A zone in which shearing has occurred on a large
                             scale
"Silver" or "Ag"             A white metallic element that is ductile, very
                             malleable and capable of a high polish. This
                             precious metal has major industrial applications in
                             photography, x-rays, electronics and electrical
                             contacts, batteries, brazing alloys, catalysts,
                             mirrors, jewelry and sterlingware
"Strike"                     The direction or bearing from true north, of a vein
                             or rock formation measured on a horizontal surface
"Soil sampling"              The collecting of samples of soil, usually 2 pounds
                             per sample, from soil thought to be covering
                             mineralized rock. The samples are submitted to a
                             laboratory that will analyze them for mineral
                             content
"Sphalerite"                 A zinc sulphide mineral; the most common ore
                             mineral of zinc
"Synite"                     Usually light in colour - rock contains 90%
                             feldspar in large crystals
"Trachytes"                  light-colored, very fine-grained extrusive igneous
                             rock that is composed chiefly of feldspar with
                             minor amounts other minerals
"Trenching"                  The digging of long, narrow excavation through
                             soil, or rock, to expose mineralization
"TRIM map"                   BC Gov't - Terrain Resource Information Management
                             Program that produces highly accurate topographical
                             base maps
"Tuff"                       Rock composed of fine volcanic ash
"Underground Development"    The excavating of adits, winzes or any other ground
                             cavities
"Vein"                       A crack in the rock that has been filled by
                             minerals that have traveled upwards from a deeper
                             source
"Volcanic rocks"             Igneous rocks formed from magma that has flowed out
                             or has been violently ejected from a volcano
"Winze"                      A secondary vertical or near-vertical opening sunk
                             from a point inside a mine for the purpose of
                             connecting with a lower level or of exploring the
                             ground for a limited depth below a level
"Zinc" or "Zn"               A white metallic element

GENERAL INFORMATION

The one property in the Company's portfolio, on which the net proceeds of the offering will be spent, is the One Gun Project, consisting of 9 unit mineral claims having a total surface area of approximately 473 acres. Since our property is located in British Columbia, the Canadian Crown owns the property and the company's only right to the property consists of mining claims that are owned in the name of our director, Kristian Kostovski. To obtain a Free Miner's Certificate, which is required to hold a mining claim in B.C., Section 8(1) of the B.C. Mineral Tenure Act (MTA) stipulates that a corporation must be registered under the British Columbia Business Corporations Act. Section 8(2) of the MTA stipulates that an individual applicant must either be a resident of Canada for a period not less than 183 days in each calendar year or be authorized to work in Canada. A Canadian citizen, regardless of where he or she resides, is automatically authorized to work in Canada. As the corporation is not registered in British Columbia the claim is held in trust for the company by Mr. Kostovski, as he is eligible as a Canadian citizen.

At the current time the property is without known reserves and the proposed program is exploratory in nature. We have not carried out any exploration work on the claim and have incurred no exploration costs. The future cost of exploration work on the property is disclosed in detail in the Plan of Operation section of this prospectus. The geologist report prepared by Lloyd C. Brewer suggests that the results of the previous work carried out on the One Gun Project area indicates that there is strong potential for the discovery of additional silver, gold, lead and zinc mineralization. His conclusions were based on the following factors:

1. The mineralization is located, and directly associated with, a shear (the "Fault") on which the Dollar Ext Zone (the main known zone) of mineralization within the One Gun Project occurs. The past producing Inyo-Ackworth (Dollar) Mine as well as the Lucky Boy and Olympic mineralized showings occur approximately 3,500 feet to the southeast along the Fault.

2. 20 soil samples were collected on two parallel survey lines (the lines were 160 feet apart) and analyzed by previous explorers. These samples located a silver, lead and gold soil geochemical anomaly that is located within the southeastern area of the One Gun Project. The anomaly is located along the Fault.

3. If a very small number of soil samples collected at a random location along the Fault was successful in locating additional indications of mineralization then it is logical to assume that more zone/areas of mineralization occur between the known zones along the Fault.

However; there are not any exploitable mineral deposits currently known to exist within the claim area. There is good potential to find additional mineralization, but it is unknown whether any additional mineralization, that could be discovered, will end up forming an exploitable mineral deposit.

There is not a plant or any equipment currently located on the property. As noted in the History of Previous Work subsection, there has been previous work on the property, however there has been no activity since 1997.

Hydro electrical power lines that supply power to the town of Beaverdell are located near the claim boundary. It is however expected that the initial exploration will not be heavily dependent on electrical power but will be supported by generators. Ample water is available from Tuzo Creek to support all phases of exploration and development.

The Phase I exploration program will be funded from the proceeds of this offering. The estimated cost of the Phase I program is $25,000US ($30,000CDN) and will require approximately 3 weeks to complete. This phase will consist of grid emplacement, soil sampling as well as testing the effectiveness of MMI and Biogeochemical methods. An additional 3 weeks will be required to complete analysis of samples, data compilation and interpretation, drafting and report writing. Results gained from the program will lead to a better understanding of, the location of and controls of, mineralization at known showings as at any new showings and/or anomalous areas discovered as a result of the Phase I program.

We plan to commence Phase 1 of the exploration program on the claims in spring or summer of 2006, as soon as weather conditions in the area permit.

The Phase II exploration program is contingent upon the success of the Phase I program and will be funded from the proceeds of this offering. Mechanical trenching and diamond drilling are foreseen to be the logical next step. The minimum estimated cost of the Phase II program is $65,000US ($75,000CDN) and will take approximately three months to complete, including the collection and interpretation of all exploration data. The mineralization within the project is classified, by the geological survey branch of the British Columbia Ministry of Energy and Mines, as a "shear hosted polymetallic vein". In general we would like to have indications that the mineralization within the veins is worth at least $100US per ton (gross metal value) to further explore/develop the claims. If a large mineralized vein system is present the project could be developed on a large scale and conversely if a smaller mineralization vein system is present then the property could be developed on a smaller scale.

In the event that a mineral body that is amiable to bulk mining (open pit) style development is located then we estimate the mineralization should be worth at least $10US per ton (gross metal value).

The discussions contained herein are management's estimates only. Because we have not commenced our exploration program we cannot provide a more detailed discussion of our plans if we find a viable store of minerals on our property, as there is no guarantee that exploitable mineralization will be found, the quantity or type of minerals if they are found and the extraction process that will be required. We are also unable to assure you we will be able to raise the additional funding from the exercise of the warrants to proceed with any subsequent work on the claims if mineralization is found in Phases I and II.


Based on previous work in the area and recent (limited scale) exploration work indications are that the vein in which the showing is located is the western extension of, or a parallel structure to, the Inyo-Ackworth Mine with is located 3,500 feet away. The results of analytical results of samples collected during the previous work are helpful as they provide some indication as to the grades and location of minerals present on the claims, though there is no guarantee the previous work will result in any exploitable mineral deposits.


THE PROPERTY

The Dollar Ext Zone is the main mineralized zone identified to date. It is located within the approximate center of the One Gun Claim on the western flank of the northern end of Cranberry Ridge. The showing is centered approximately 3,500 feet northwest from the past producing Inyo-Ackworth (Dollar) Mine and the associated Lucky Boy and Olympic showings.

The mineralization within the project is classified, by the geological survey branch of the British Columbia Ministry of Energy and Mines, as a shear hosted polymetallic vein, meaning an area with multiple metallic elements.

The Dollar Extension Zone was discovered in 1916 when prospectors found high-grade silver-lead in the pieces of rock that had been broken off and moved from their original location by natural forces such as frost or glacial action in the area. Numerous deep trenches, three (3) tunnels (crosscuts) and shallow shafts intersected a quartz vein and it was determined that the shear zone (a shear is the deformation of rocks by lateral movement along parallel planes, generally resulting from pressure) is about 3 feet wide. The vein is generally less than one foot wide, but locally can swell to more than 6 feet wide. The vein is mineralized with pyrite, galena and sphalerite with silver and gold mixed with quartz.

In 1995 a silver, lead and gold soil geochemical anomaly located within the southeastern area of the property was discovered. A geochemical anomaly is an area where the property being measured yields significantly higher or lower values of certain minerals than the larger, surrounding area, which may in turn indicate the presence of mineralization in the underlying bedrock. The anomaly is located along the fault/shear structure that strikes through both the Dollar Ext Zone and the Inyo-Ackworth Mine.


ACQUISITION OF THE ONE GUN PROJECT

The claims are currently held in trust in the name of our president, Kristian Kostovski, whom we acquired them from on April 30, 2005 for 800,000 common shares of our stock with a deemed value of $.01 per share or an aggregate amount of $8,000. The claim was purchased by Kristian Kostovski from Lloyd C. Brewer owner of Madman Mining Co. Ltd., an unrelated 3rd party mining property vendor, on April 30, 2005 for $10,000 Canadian (approximately $8,000 USD). We have had discussions with Mr. Brewer regarding his implementation of Phase I of our exploration program, however; he has not been officially engaged to do so.

REQUIREMENTS OR CONDITIONS FOR RETENTION OF TITLE

Title to the property has already been granted to our president and director, Kristian Kostovski, who holds the claim in trust for the Company. In order to retain title to the property exploration work in the amount CDN $1,800 must be completed and filed with the British Columbia Department of Energy Mines and Petroleum Resources ("BCDM"). If work is completed, in any one year (using a year based on the staking date of the claim - in this case March 28), in a greater amount than $1,800 then the excess work can be applied towards future years exploration requirements. The BCDM charges a filing fee, equal to 10% of the value of the work recorded, to record the work. Alternatively the company can pay "cash in lieu" which is also $1,800 per year with a 10% filing fee.

LOCATION AND ACCESS

The One Gun Project is located within south central British Columbia, Canada approximately 180 miles (290km) east of Vancouver, near Beaverdell. Locally it is on the western flank of Cranberry Ridge within the Tuzo Creek Valley. The Property is in the Greenwood Mining Division, and is centered at approximately 49(degree)28'N latitude and 119(degree)08'W longitude on NTS Map Sheet 82 E/6E and alternatively on BC TRIM map 082E045. Beaverdell lies 4 miles (6km) to the southeast, on Highway 33; Kelowna and the junction with Highway 97 lies some 50 miles (80km) to the north, while Rock Creek and the junction of Highways 3 and 33 is 27 miles (45km) to the south. The Tuzo Creek logging road leaves Highway 33 approximately 4.3 miles (7km) south of Beaverdell and affords excellent access to the southern area of the Claim. Further secondary roads and all terrain vehicle trails provide access to the eastern and central portions of the Claim.

PHYSIOGRAPHY

The Property is situated within the Monashee Mountains of the Southern Interior Physiographic Region, and elevations range from 3,540 feet (1,079m), along the southern edge of the Claim to 4,790 feet (1,460m) at the east central area of the Claim.

Slopes within the Claim area are gentle except for the local fairly steep slopes in the area where the land climbs out of the Tuzo Creek valley. Vegetation consists mainly of fir; larch and pine, much of it mature second growth. Some of the area has been recently logged. There is relatively little underbrush, and open grassy areas are common. Outcrop of the underlying rock units is poor throughout the Project. It is estimated that less than 5% of the Project contains good rock outcrop exposure.

The climate features warm summers and mild winters. The West Kettle Valley is fairly dry in the summers, although not as dry as the Okanagan valley to the west. Average yearly precipitation is 20 inches (50cm). A snow pack of 3-5 feet (1-1.5m) begins to accumulate in November and lingers in places into May. The recommended field season for initial phases of exploration is from early May to late November. Drilling and underground development can be carried out on a year-round basis with the aid of a bulldozer to keep access roads snow-free.

                    [LOCATION MAP SHOWING PROPERTY LOCATION]

                           [CLAIM AND TOPOGRAPHY MAP]

HISTORY OF PREVIOUS WORK

The One Gun Project is located within the western area of the historic Beaverdell Mining Camp. Exploration in the camp dates to the late 1880's, with the discovery of silver on Wallace Mountain in 1897, and production of silver from as early as 1901. The Highland Bell Mine silver mine was in continuous production for 76 years (1913 to 1989). At closure in 1989, the mine had produced a total of over 46 million ounces of Silver, 12,500 tons of Lead and 15,000 tons of Zinc as well as minor amounts of Cd, Cu and Au.

The One Gun Project is the western extension of the past producing Inyo-Ackworth Mine (Ag, Pb, Zn & Au) and associated Lucky Boy and Olympic zones that were originally discovered in 1916 and worked until 1937.

The mineralization within the Claim was discovered and worked between 1916 and 1928. The original claims in the area were called the Nipper claim group that consisted of the Nipper, Jubilee, Silver Cable and Radio claims. Development on the Nipper claim consisted of three crosscuts (tunnels). On other claims, development consisted of open cuts/trenches, tunnels and shallow shafts which intersected oxidized and displaced sections of quartz vein mineralized with galena, pyrite and sphalerite.

No further records of exploration are found until 1971 when Husky Oil conducted regional geological and geochemical surveys. Although the current project area was included within the Husky Oil claim package it is unknown if any samples were collected from within property.

Between 1995 and 1997 the area was again included in a much larger claim package that included the Inyo-Ackworth Mine and most of Cranberry Ridge. Two survey lines on which geochemical sampling and a VLF-EM (Very Low Frequency Electro Magnetic) geophysical readings were conducted crossed the property.

There is no record of further activity within the project area from 1997 to present.

                [REGIONAL GEOLOGY MAP SHOWING THE PROJECT AREA]

PROPERTY GEOLOGY

The One Gun Project is underlain by three main rock units. The southwestern third of the Property is underlain by Eocene age synite and quartz monzonite and feldspar dykes. Granodiorite of the Jurassic Age West-Kettle Batholith/Nelson Plutonic group are present within the central area of the Project. The northeastern quadrant of the Project is underlain by Carboniferous age Anarchist Group rocks comprised of dark grey weathered greenstone and quartz-chlorite schists. Some hornfels and younger hornblende porphyry dykes occur within the Project.

Two dominant fault structures are located within the Project. The roughly east/west fault-shear that is thought to control the emplacement of mineralization within the area and a second fault/shear zone striking 360o that intersects, and offsets, the east/west structure near the location of the Dollar Ext Zone. The Dollar Ext Zone as well as the Inyo-Ackworth Mine and associated Olympic and Lucky Boy showings are all located along aforementioned east/west fault-shear.

COMPETITION

The mining industry is highly fragmented. We do not compete directly with anyone for the exploration or removal of minerals from our property as we hold all interest and rights to the Claims. Readily available commodities markets exist in Canada and around the world for the sale of gold, silver and other minerals. Therefore, we will likely be able to sell any gold, silver or other minerals that we are able to recover.

We will be subject to competition and unforeseen limited sources of supplies in the industry in the event spot shortages arise for supplies such as dynamite, and certain equipment such as bulldozers and excavators that we will need to conduct exploration. We have not yet attempted to locate or negotiate with any suppliers of products, equipment or services and will not do so until funds are received from this offering. If we are unsuccessful in securing the products, equipment and services we need we may have to suspend our exploration plans until we are able to do so.

BANKRUPTCY OR SIMILAR PROCEEDINGS

There have been no bankruptcy, receivership or similar proceedings.

REORGANIZATIONS, PURCHASE OR SALE OF ASSETS

There have been no material reclassifications, mergers, consolidations, or purchase or sale of a significant amount of assets not in the ordinary course of business.

COMPLIANCE WITH GOVERNMENT REGULATION

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the exploration of minerals in Canada generally, and in British Columbia specifically.

The initial steps of exploration can be carried out without permitting or notification to any government body as it is deemed "low-disturbance/low-impact" by the British Columbia Department of Energy Mines and Petroleum Resources
(BCDM).

With respect to the mechanized trenching or diamond drilling - a plan of operation will need to be filed with the BCDM. This plan will detail the extent, location and amount of surface disturbance for the trenching and/or drilling. As the amount of trenching and drilling (initially) will be limited the permit should be issued within 30 days. We will be required to obtain a refundable bond in the amount of $2,000 - $5,000 (depending on the anticipated amount of disturbance). The bond is to ensure that we reclaim or repair the disturbance caused by the trenching and drilling. Usually this reclaiming work entails filling in and smoothing the surface at trenching sites, clean up and removal of any work material, and seeding native grass/plants at the sites of any disturbance.

In the event that trees larger than 6 inches in diameter need to be cut down, a permit will need to be obtained from the BC Ministry of Forests. This usually takes less than 30 days to obtain. We will try to adjust the areas we work and trench around larger trees (initially) to avoid any disturbance to the trees. If the disturbance to larger trees is unavoidable then a permit to cut will be obtained.

There are nominal costs involved in obtaining the BCDM or Forestry permits (less than $100.00). The bond required by the BCDM is returned (with interest) upon proper clean up of the site. There will be costs for the crew and equipment required to fill in the trenches, but as heavy equipment is available locally, and the amount of disturbance is expected to be minimal, the costs will be most likely be less than $2,000. (1 day - equip/crew)

In order to retain title to the property, exploration work in the amount CDN $1,800 must be completed and filed with the BCDM. If work is completed, in any one year (using a year based on the staking date of the claim - in this case March 28), in a greater amount than $1,800 then the excess work can be applied towards future years' exploration requirements. The BCDM charges a filing fee, equal to 10% of the value of the work recorded, to record the work. Alternatively the company can pay "cash in lieu" which is also $1,800 per year with a 10% filing fee.

PATENTS, TRADEMARKS, FRANCHISES, CONCESSIONS, ROYALTY AGREEMENTS, OR LABOR CONTRACTS

We have no current plans for any registrations such as patents, trademarks, copyrights, franchises, concessions, royalty agreements or labor contracts. We will assess the need for any of these on an ongoing basis.

NEED FOR GOVERNMENT APPROVAL FOR ITS PRODUCTS OR SERVICES

We are not required to apply for or have any government approval for our products or services.

RESEARCH AND DEVELOPMENT COSTS DURING THE LAST TWO YEARS

We have not expended funds for research and development costs since inception. The geology report and history of the claims were included in the $8,000 payment for the claims and not itemized as a separate cost.

NUMBER OF EMPLOYEES

Our only employee is our officer who currently devotes 5-7 hours per week to company matters and after receiving funding he plans to devote as much time as is necessary to manage the affairs of the company.

REPORTS TO SECURITIES HOLDERS

We provide an annual report that includes audited financial information to our shareholders. We will make our financial information equally available to any interested parties or investors through compliance with the disclosure rules of Regulation S-B for a small business issuer under the Securities Exchange Act of 1934. We will become subject to disclosure filing requirements once our SB-2 registration statement becomes effective, including filing Form 10-KSB annually and Form 10-QSB quarterly. In addition, we will file Form 8K and other proxy and information statements from time to time as required. We do not intend to voluntarily file the above reports in the event that our obligation to file such reports is suspended under the Exchange Act. The public may read and copy any materials that we file with the Securities and Exchange Commission, ("SEC"), at the SEC's Public Reference Room at 100 F Street NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

                                PLAN OF OPERATION

Our current cash balance is $10,482. Until approximately December of 2005, we believe our small cash balance is sufficient to fund limited levels of operations. If we experience a shortage of funds prior to funding we may utilize funds from our director who has informally agreed to advance funds to allow us to pay for offering costs, filing fees, and correspondence with our shareholders, however our director has no formal commitment, arrangement or legal obligation to advance or loan funds to Vector. In order to achieve our business plan goals, we will need the funding from this offering. We are an exploration stage company and have generated no revenue to date. We have sold $10,000 in equity securities to pay for our minimum level of operations. Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated revenues and no revenues are anticipated until we begin removing and selling minerals. There is no assurance we will ever reach that point.

Our exploration target is to find exploitable minerals on our property. Our success depends on achieving that target. There is the likelihood of our mineral claims containing little or no economic mineralization or reserves of gold and other minerals. We have not engaged the services of a professional geologist or mining engineer to examine our mineral claims in the field, and we will not do so until this offering is completed, of which there is no guarantee. There is the possibility that the One Gun Project claims do not contain any reserves and funds that we spend on exploration will be lost. Even if we complete our current exploration program and are successful in identifying any mineral deposits we will be required to expend substantial funds on further drilling and engineering studies before we will know if we have a commercially viable mineral deposit or reserve. We are unable to assure you we will be able to raise the additional funds necessary through the exercise of the warrants to implement any future exploration or extraction program even if mineralization is found.

Based on previous work, there is one main area of mineralization discovered within the project to date. The results of analytical results of samples collected during the previous work are helpful as they provide some indication as to the grades and location of minerals present on the claims, though there is no guarantee the previous work will result in any exploitable mineral deposits. Our exploration work will initially investigate this area and try to locate any extension of mineralization in this area.

Our plan of operation for the twelve months following the date of this prospectus is to complete the first phase of exploration programs on the One Gun Project claims consisting of re-sampling of old workings, geologic mapping, analytical and test surveys. In addition to the $25,000 ($30,000CDN) we anticipate spending for Phase I of the exploration program as outlined below, and the $65,000 ($75,000CDN) needed for Phase II of the exploration program, we anticipate spending an additional $15,000 on professional fees, including fees payable in connection with the filing of this registration statement and complying with reporting obligations, and general administrative costs. Total expenditures over the next 12 months are therefore expected to be $105,000, which includes the $100,000 to be raised in this offering and existing cash assets. We will require the funds from this offering to proceed with our exploration plans.

PHASE I

The Phase I program will require approximately 3 weeks to complete and will consist of grid emplacement, soil sampling as well as testing the effectiveness of MMI and Biogeochemical methods. An additional 3 weeks will be required to complete analysis of samples, data compilation and interpretation, drafting and report writing. Results gained from the program will lead to a better understanding of, the location of and controls of, mineralization at known showings as at any new showings and/or anomalous areas discovered as a result of the Phase I program. The following exploration estimates were provided by the Canadian geologist as part of his report and the dollars are stated in Canadian dollars.

PERSONNEL:
  Senior Geologist                3 days @ $400.00                                       $ 1,200.00
  Project Geologists              15 days @ $275.00 ea                                     8,250.00
  Prospector & Field Assistant    15 days @ $200.00 ea                                     6,000.00

FIELD COSTS:
  Field Camp and Supplies         30 man/days @ $50.00/m/d
                                  (including camp rental, GPS rental, food,
                                  prospecting and sampling equipment, first aid and
                                  chain saw)                                               1,500.00
  Field Communications            Long Distance charges Motorola 2 way field radios          400.00
  Survey Consumables              Sample bags, survey flagging, pickets etc.                 950.00

TRANSPORTATION:
  Truck Rental                    20 days $100.00                                          2,000.00
  Mob/de-mob                      Vancouver - Beaverdell return (fuel/meals/motel &
                                  truck mileage charges)                                     500.00

                                       33

ANALYTICAL:
  Soil Samples                    100 samples @ $11.75/sample (Au + 32 element ICP)        2,350.00
  MMI/Bio Geochemical             10 samples                                                 350.00

OFFICE & ENGINEERING:
   Report Writing                 based on results of Phase I exploration program          2,000.00
   Drafting/Cartography           (including field base map and all final maps
                                  detailing geological mapping, sample locations
                                  and results, location of old workings and
                                  compilation of results from previous work on
                                  property)                                                1,500.00
OVERHEAD & CONTINGENCY                                                                     3,000.00
                                                                                         ----------
TOTAL ESTIMATE COST OF THE PHASE I EXPLORATION PROGRAM                                   $30,000.00 CDN

                                                                                         $25,000.00 US

PHASE II:

The Phase II exploration program is contingent on the success of the Phase I program. Mechanical trenching and diamond drilling are foreseen to be the logical next step. The minimum estimated cost of the Phase II program is $65,000US ($75,000CDN).

The above program costs are management's estimates only and the actual project costs may exceed our estimates. To date, we have not commenced exploration on the One Gun Project claims.

We plan to commence the phase one exploration program on the claims in spring or summer of 2006, as soon as weather conditions in the area permit. The program should take approximately one month to complete. Following the phase one exploration, we intend to complete a drilling program on the claims. The estimated cost of this program is $65,000 ($75,000CDN) and will take approximately three months to complete, including the collection and interpretation of all exploration data.

Subject to the success of Phase I, we anticipate commencing the drill program in late summer early autumn of 2006. Follow up drilling would occur in the spring of 2007. While weather may occasionally prevent us from accessing the One Gun Project claims in winter months, we do not expect conditions to impact our plan of operation, as we have scheduled our exploration programs during the spring, summer and autumn. We do not have any verbal or written agreement regarding the retention of any qualified engineer or geologist for our planned exploration programs. We will require additional funding from the exercise of the warrants to proceed with any subsequent work on the claims based on the findings from Phases I and II. We cannot provide investors with any assurance that we will be able to raise sufficient funding from the exercise of the warrants to fund any work after the first two phases of the exploration program.

OFF-BALANCE SHEET ARRANGEMENTS

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL

There is no historical financial information about us on which to base an evaluation of our performance. We are an exploration stage company and have not generated revenues from operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in the exploration of our property, and possible cost overruns due to the price and cost increases in services.

To become profitable and competitive, we must conduct the exploration of our properties before we start into production of any minerals we may find. We are seeking funding from this offering to provide the capital required for the first two phases of our exploration program. We believe that the funds from this offering will allow us to operate for one year.

We have no assurance that future financing from the sale of the warrants will materialize. If that financing is not available to us for subsequent work after the first two exploration phases we may be unable to continue or expand our operations. Equity financing could result in additional dilution to existing shareholders.

LIQUIDITY AND CAPITAL RESOURCES

To meet our need for cash we are attempting to raise money from this offering. We cannot guarantee that we will be able to sell all the Units. If we are successful the money raised will be applied to the items set forth in the Use of Proceeds section of this prospectus. If the first two phases of our exploration programs are successful in identifying mineralized materials we will attempt to raise the necessary funding by the shareholders exercising the warrants held by them. If we do not raise the funds necessary to proceed from the warrants, we may consider alternative sources of funding such as a second public offering, a private placement of our securities or loans from our director or others.

Our director has agreed to advance funds as needed until the public offering is completed or failed and has agreed to pay the cost of reclamation of the property should exploitable minerals not be found and we abandon our exploration program. While he has agreed to advance the funds, the agreement is verbal and is unenforceable as a matter of law.

The one property in the Company's portfolio, on which the net proceeds of the offering will be spent, is the One Gun Project, consisting of 9 unit mineral claims having a total surface area of approximately 473 acres. At the current time the property is without known reserves and the proposed program is exploratory in nature. We have not carried out any exploration work on the claim and have incurred no exploration costs.

We received our initial funding of $10,000 through the sale of common stock to our officer and director who purchased 1,000,000 shares of our common stock at $0.01 per share on September 30, 2005. From inception until the date of this filing we have had limited operating activities. Our financial statements from inception (April 26, 2005) through the year ended September 30, 2005 report no revenues and a net loss of $8,018.

CRITICAL ACCOUNTING POLICIES

USE OF ESTIMATES - The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

INCOME TAXES - The Company accounts for its income taxes in accordance with Statement of Financial Accounting Standards No. 109, which requires recognition of deferred tax assets and liabilities for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in operations in the period that includes the enactment date.

Management feels the Company will have a net operating loss carryover to be used for future years. The Company has not established a valuation allowance for the full tax benefit of the operating loss carryovers due to the uncertainty regarding realization.

NET LOSS PER COMMON SHARE - The Company computes net loss per share in accordance with SFAS No. 128, Earnings per Share (SFAS 128) and SEC Staff Accounting Bulletin No. 98 (SAB 98). Under the provisions of SFAS 128 and SAB 98, basic net loss per share is computed by dividing the net loss available to common stockholders for the period by the weighted average number of shares of common stock outstanding during the period. The calculation of diluted net loss per share gives effect to common stock equivalents; however, potential common shares are excluded if their effect is anti-dilutive. For the period from April 26, 2005 (Date of Inception) through September 30, 2005, no options and warrants were excluded from the computation of diluted earnings per share because their effect would be anti-dilutive. See Note 7 Subsequent Events.

REVENUE RECOGNITION - The Company has no revenues to date from its operations.

STOCK-BASED COMPENSATION - The Company applies Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees, and Related Interpretations, in accounting for stock options issued to employees. Under APB No. 25, employee compensation cost is recognized when estimated fair value of the underlying stock on date of the grant exceeds exercise price of the stock option. For stock options and warrants issued to non-employees, the Company applies SFAS No. 123, Accounting for Stock-Based Compensation, which requires the recognition of compensation cost based upon the fair value of stock options at the grant date using the Black-Scholes option pricing model.

The following table represents the effect on net loss and loss per share if the Company had applied the fair value based method and recognition provisions of Statement of Financial Accounting Standards (SFAS) No. 123, "Accounting for Stock-Based Compensation", to stock-based employee compensation for the period ended September 30, 2005:

                                                                      2005
                                                                   ---------

     Net loss, as reported                                         $  (8,018)
     Add: Stock-based employee compensation expense
          included in reported loss, net of related tax effects           --
     Deduct: Total stock-based employee compensation
             expense determined under fair value based methods
             for all awards, net of related tax effects                   --
                                                                   ---------

     Pro forma net loss                                            $  (8,018)
                                                                   =========
     Net loss per common share:
       Basic and fully diluted loss per share, as reported         $   (0.01)
                                                                   =========
       Basic and fully diluted loss per share, pro forma           $   (0.01)
                                                                   =========

There were no stock options granted for the period ended September 30, 2005. There are additionally no written or verbal agreements related to the sale of any stock, option or warrants of the Company's common stock as of September 30, 2005.

In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure". SFAS No. 148 amends the transition and disclosure provisions of SFAS No. 123. The Company is currently evaluating SFAS No. 148 to determine if it will adopt SFAS No. 123 to account for employee stock options using the fair value method and, if so, when to begin transition to that method.

NEW ACCOUNTING PRONOUNCEMENTS - In December 2004, the FASB issued SFAS No. 123 (revised 2004). Share-Based Payment, which is a revision of SFAS No. 123, Accounting for Stock-Based Compensation. SFAS No. 123(R) supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees, and amends SFAS No. 95, Statement of Cash Flows. Generally, the approach in SFAS No. 123(R) is similar to the approach described in SFAS No. 123. However, SFAS No. 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative. The new standard will be effective for the Company in the first interim or annual reporting period beginning after December 15, 2005. The Company expects the adoption of this standard will have a material impact on its financial statements.

In November 2004, the FASB issued SFAS No. 151, Inventory Costs, an amendment of ARB No. 43, Chapter 4. SFAS No. 151 amends the guidance in ARB No. 43, Chapter 4, Inventory Pricing, to clarify the accounting for abnormal amounts of idle facility expense, freight, handing costs, and spoilage. This statement requires that those items be recognized as current period charges regardless of whether they meet the criterion of "so abnormal" which was the criterion specified in ARB No. 43. In addition, this Statement requires that allocation of fixed production overheads to the cost of production be based on normal capacity of the production facilities. This pronouncement is effective for the Company beginning October 1, 2005. The Company has not yet assessed the impact on adopting this new standard.

In December 2004, the FASB issued SFAS No. 123 (revised 2004). Share-Based Payment, which is a revision of SFAS No. 123, Accounting for Stock-Based Compensation. SFAS No. 123(R) supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees, and amends SFAS No. 95, Statement of Cash Flows. Generally, the approach in SFAS No. 123(R) is similar to the approach described in SFAS No. 123. However, SFAS No. 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative. The new standard will be effective for the Company in the first interim or annual reporting period beginning after December 15, 2005. The Company expects the adoption of this standard will have a material impact on its financial statements.

In December 2004, the FASB issued SFAS No. 153, "Exchanges of Non-monetary Assets, an amendment of APB Opinion No. 29 "effective for non-monetary asset exchanges occurring in the fiscal year beginning January 1, 2006. SFAS No. 153 requires that exchanges of productive assets be accounted for at fair value unless fair value cannot be reasonably determined or the transaction lacks commercial substance. SFAS No. 153 is not expected to have a material effect on the company's Consolidated Financial Statements.

In May 2005, the FASB issued SFAS 154, "Accounting Changes and Error Corrections
- a Replacement of APB Opinion No. 20 and FASB Statement No. 3". SFAS 154 requires retrospective application to prior period financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. SFAS 154 also redefines "restatement" as the revising of previously issued financial statements to reflect the correction of an error. This statement is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The Company does not believe that the adoption of SFAS 154 will have a significant impact on the financial statements.

                             DESCRIPTION OF PROPERTY

The Company currently uses the home office premises of the sole officer and director of the Company, Kristian Kostovski, on a rent free basis. The premises are located at Analipseos 30 Apt. #25, 52236 Panorama, Thessaloniki, Greece. The premises include an answering machine, fax machine and a computer system. The Company intends to use these premises until larger premises are required at which time we will seek larger space in Thessaloniki, Greece. We currently have no investment policies as they pertain to real estate, real estate interests or real estate mortgages.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The principal executive office and telephone number are provided by Mr. Kostovski, the officer and director of the corporation. The costs associated with the use of the telephone and mailing address were deemed to be immaterial as the telephone and mailing address were almost exclusively used by him for other business purposes.

Mr. Kostovski, the sole officer and director will not be paid for any underwriting services that he performs on our behalf with respect to this SB-2 offering.

As of our year end, September 30, 2004, the company owed Mr. Kostovski $500 for a cash loan. The loan is unsecured and interest free with no specified terms of repayment.

On April 26, 2005, a total of 1,000,000 shares of Common Stock were issued in exchange for organizational services and expenses, proprietary rights, business plans, and cash in the amount of $10,000 U.S., or $.01 per share on September 30, 2005. On April 30, 2005, a total of 800,000 shares of Common Stock were issued in exchange for mining claims valued in the amount of $8,000 U.S., or $.01 per share. All of such shares are "restricted" securities, as that term is defined by the Securities Act of 1933, as amended, and are held by officers and directors of the Company. (See "Principal Stockholders".)

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Vector Ventures plans to contact a market maker immediately following the effectiveness of this Registration Statement to file an application on our behalf to have the shares quoted on the OTC Electronic Bulletin Board (OTCBB). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter (OTC) securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between Vector Ventures, nor anyone acting on our behalf with any market maker regarding participation in a future trading market for our securities.

As of the date of this filing, there is no public market for our securities. There has been no public trading of our securities, and, therefore, no high and low bid pricing. As of the date of this prospectus Vector Ventures had one shareholder of record. We have paid no cash dividends and have no outstanding options.

PENNY STOCK RULES

The Securities and Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

A purchaser is purchasing penny stock which limits the ability to sell the stock. The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stocks for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in us will be subject to Rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document, which:

- contains a description of the nature and level of risk in the market for penny stock in both public offerings and secondary trading;
- contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the Securities Act of 1934, as amended;
- contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" price for the penny stock and the significance of the spread between the bid and ask price;
- contains a toll-free telephone number for inquiries on disciplinary actions;
- defines significant terms in the disclosure document or in the conduct of trading penny stocks; and
- contains such other information and is in such form (including language, type, size and format) as the Securities and Exchange Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, to the customer:

-    the bid and offer quotations for the penny stock;
- the compensation of the broker-dealer and its salesperson in the transaction;
- the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
- monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling their securities.

REGULATION M

Our officer and director, who will offer and sell the Shares, is aware that he is required to comply with the provisions of Regulation M promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes the officer and director, sales agent, any broker-dealer or other person who participates in the distribution of shares in this offering from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.

REPORTS

We will become subject to certain filing requirements and will furnish annual financial reports to our stockholders, certified by our independent accountants, and will furnish un-audited quarterly financial reports in our quarterly reports filed electronically with the SEC. All reports and information filed by us can be found at the SEC website, www.sec.gov.

TRANSFER AGENT

The stock transfer and warrant agent for our securities is Holladay Stock Transfer, 2939 North 67th Place, Scottsdale, Arizona 85251, telephone
(480)481-3940.

                             EXECUTIVE COMPENSATION

Our current officer receives no compensation. The current Board of Directors is comprised of only Mr. Kostovski.

                           Summary Compensation Table

                                                Other
Name &                                          Annual       Restricted                           All Other
Principal                                       Compen-        Stock        Options       LTIP      Compen-
Position         Year    Salary($)   Bonus($)   sation($)    Award(s)($)     SARs(#)   Payouts($)  sation($)
--------         ----    ---------   --------   ---------    -----------     -------   ----------  ---------
K. Kostovski     2005       -0-        -0-         -0-           -0-           -0-         -0-         -0-
President

There are no current employment agreements between the company and its executive officer.

On September 30, 2005, a total of 1,000,000 shares of Common Stock were issued in exchange for cash in the amount of $10,000 U.S., or $.01 per share. On April 30, 2005, a total of 800,000 shares of Common Stock were issued in exchange for mining claims valued in the amount of $8,000 U.S., or $.01 per share.

The terms of these stock issuances were as fair to the company, in Mr. Kostovski's opinion as the sole officer and director, as could have been made with an unaffiliated third party. In making this determination he relied upon the fact that the 1,000,000 shares were valued and purchased for $10,000 in cash and the 800,000 shares issued for the $8,000 ($10,000CDN) valuation of the mineral claim interest which was the amount he had paid for the mining claims.

The officer currently devotes an immaterial amount of time to manage the affairs of the company, approximately 5-7 hours per week. The director and principal officer has agreed to work with no remuneration until such time as the company receives sufficient revenues necessary to provide management salaries. At this time, management cannot accurately estimate when sufficient revenues will occur to implement this compensation, nor what the amount of the compensation will be.

There are no annuity, pension or retirement benefits proposed to be paid to officers, directors or employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the company or any of its subsidiaries, if any.

                              FINANCIAL STATEMENTS

The audited financial statements of Vector Ventures Corp. for the year ended September 30, 2005, and related notes which are included in this offering have been examined by Armando C. Ibarra, CPA, and have been so included in reliance upon the opinion of such accountants given upon their authority as an expert in auditing and accounting.

     CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS AND FINANCIAL DISCLOSURE

None.

                                ARMANDO C. IBARRA
                          Certified Public Accountants
                           A Professional Corporation


Armando C. Ibarra, C.P.A.                   Members of the California Society of
                                            Certified Public Accountants
Armando Ibarra, Jr., C.P.A., JD             Members of the of American Institute
                                            of Certified Public Accountants
                                            Registered with the Public Company
                                            Accounting Oversight Board


             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of
Vector Ventures, Corp.
(An Exploration Stage Company)

We have audited the accompanying balance sheet of Vector Ventures, Corp. (An Exploration Stage Company) as of September 30, 2005, and the related statements of operations, changes in stockholders' equity, and cash flows for the period of April 26, 2005 (inception) through September 30, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United Stated). These standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of September 30, 2005, and the results of its operations, changes in stockholders' equity, and its cash flows for the period of April 26, 2005 (inception) through September 30, 2005, in conformity with US generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. Because of the Company's current status and limited operations there is substantial doubt about its ability to continue as a going concern. Management's plans in regard to its current status are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/S/ Armando C. Ibarra, CPA
----------------------------------
Armando C. Ibarra, CPA

Chula Vista, Ca.
October 25, 2005


                       371 E Street Chula Vista, CA. 91910
                     tel: (619) 422-1348 fax: (619) 422-1465

                              VECTOR VENTURES CORP.
                         (An Exploration Stage Company)
                                 Balance Sheet
--------------------------------------------------------------------------------

                                                                       As of
                                                                   September 30,
                                                                       2005
                                                                     --------
                                     ASSETS

CURRENT ASSETS
  Cash                                                               $ 10,482
                                                                     --------
TOTAL CURRENT ASSETS                                                   10,482
                                                                     --------

                                                                     $ 10,482
                                                                     ========

                       LIABILITIES & STOCKHOLDERS' EQUITY

Current Liabilities
  Loan payable                                                       $    500
                                                                     --------
TOTAL CURRENT LIABILITIES                                                 500

TOTAL LIABILITIES                                                         500

STOCKHOLDERS' EQUITY
  Common stock, ($0.001 par value, 75,000,000 shares
   authorized; 1,800,000 shares issued and outstanding
   as of September 30, 2005                                             1,800
  Additional paid-in capital                                           16,200
  Deficit accumulated during exploration stage                         (8,018)
                                                                     --------
TOTAL STOCKHOLDERS' EQUITY                                              9,982
                                                                     --------

      TOTAL LIABILITIES & STOCKHOLDERS' EQUITY                       $ 10,482
                                                                     ========

                       See Notes to Financial Statements

                              VECTOR VENTURES CORP.
                         (An Exploration Stage Company)
                             Statement of Operations
--------------------------------------------------------------------------------

                                                                 April 26, 2005
                                                                  (inception)
                                                                    through
                                                                  September 30,
                                                                     2005
                                                                   ---------
REVENUES
  Revenues                                                         $      --
                                                                   ---------
TOTAL REVENUES                                                            --

GENERAL & ADMINISTRATIVE EXPENSES                                      8,018
                                                                   ---------
TOTAL GENERAL & ADMINISTRATIVE EXPENSES                               (8,018)
                                                                   ---------

NET INCOME (LOSS)                                                  $  (8,018)
                                                                   =========

BASIC EARNINGS PER SHARE                                           $   (0.01)
                                                                   =========
WEIGHTED AVERAGE NUMBER OF
 COMMON SHARES OUTSTANDING                                           786,076
                                                                   =========


                       See Notes to Financial Statements

                              VECTOR VENTURES CORP.
                         (An Exploration Stage Company)
                  Statement of Changes in Stockholders' Equity
           From April 26, 2005 (Inception) through September 30, 2005
--------------------------------------------------------------------------------

                                                                                      Deficit
                                                                                    Accumulated
                                                          Common     Additional       During
                                            Common        Stock        Paid-in      Exploration
                                            Stock         Amount       Capital         Stage         Total
                                            -----         ------       -------         -----         -----
BALANCE, APRIL 26, 2005                          --      $    --       $    --       $     --       $    --

Stock issued for mining claims on
April 30, 2005 @ $0.01 per share            800,000          800         7,200                        8,000

Stock issued for cash on
September 30, 2005 @ $0.01 per share      1,000,000        1,000         9,000                       10,000

Net loss, September 30, 2005                                                           (8,018)       (8,018)
                                         ----------      -------       -------       --------       -------

BALANCE, SEPTEMBER 30, 2005               1,800,000      $ 1,800       $16,200       $ (8,018)      $ 9,982
                                         ==========      =======       =======       ========       =======


                       See Notes to Financial Statements

                              VECTOR VENTURES CORP.
                         (An Exploration Stage Company)
                             Statement of Cash Flows
--------------------------------------------------------------------------------

                                                                  April 26, 2005
                                                                    (inception)
                                                                      through
                                                                   September 30,
                                                                       2005
                                                                     --------

CASH FLOWS FROM OPERATING ACTIVITIES
  Net income (loss)                                                  $ (8,018)
  Adjustments to reconcile net loss to net cash
   provided by (used in) operating activities:
  Changes in operating assets and liabilities:
    Loan payable (related party)                                          500
                                                                     --------
       NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES             (7,518)

CASH FLOWS FROM INVESTING ACTIVITIES

       NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES                 --

CASH FLOWS FROM FINANCING ACTIVITIES
  Issuance of common stock                                              1,800
  Additional paid-in capital                                           16,200
                                                                     --------
       NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES             18,000
                                                                     --------

NET INCREASE (DECREASE) IN CASH                                        10,482

CASH AT BEGINNING OF PERIOD                                                --
                                                                     --------
CASH AT END OF YEAR                                                  $ 10,482
                                                                     ========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

Cash paid during year for :
  Interest                                                           $     --
                                                                     ========
  Income Taxes                                                       $     --
                                                                     ========

                       See Notes to Financial Statements

                              VECTOR VENTURES CORP.
                         (An Exploration Stage Company)
                          Notes to Financial Statements
                               September 30, 2005


NOTE 1. ORGANIZATION AND DESCRIPTION OF BUSINESS

Vector Ventures Corp. (the Company) was incorporated under the laws of the State of Nevada on April 26, 2005. The Company was formed to engage in the acquisition, exploration and development of natural resource properties.

The Company is in the exploration stage. Its activities to date have been limited to capital formation, organization, development of its business plan and acquisition of mining claims. The Company has not commenced operations.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A. BASIS OF ACCOUNTING

The Company's financial statements are prepared using the accrual method of accounting. The Company has elected a September 30, year-end.

B. BASIC EARNINGS PER SHARE

In February 1997, the FASB issued SFAS No. 128, "Earnings Per Share", which specifies the computation, presentation and disclosure requirements for earnings
(loss) per share for entities with publicly held common stock. SFAS No. 128 supersedes the provisions of APB No. 15, and requires the presentation of basic earnings (loss) per share and diluted earnings (loss) per share. The Company has adopted the provisions of SFAS No. 128 effective April 26, 2005 (inception).

Basic net loss per share amounts is computed by dividing the net loss by the weighted average number of common shares outstanding. Diluted earnings per share are the same as basic earnings per share due to the lack of dilutive items in the Company.

C. CASH EQUIVALENTS

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

D. USE OF ESTIMATES AND ASSUMPTIONS

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. In accordance with FASB 16 all adjustments are normal and recurring.

                              VECTOR VENTURES CORP.
                         (An Exploration Stage Company)
                          Notes to Financial Statements
                               September 30, 2005


NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

E. INCOME TAXES

Income taxes are provided in accordance with Statement of Financial Accounting Standards No. 109 (SFAS 109), Accounting for Income Taxes. A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carryforwards. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion of all of the deferred tax assets will be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

NOTE 3. GOING CONCERN

The accompanying financial statements are presented on a going concern basis. The Company had no operations during the period from April 26, 2005 (inception) to September 30, 2005 and generated a net loss of $8,018. This condition raises substantial doubt about the Company's ability to continue as a going concern. Because the Company is currently in the development stage and has minimal expenses, management believes that the company's current cash of $10,482 is sufficient to cover the expenses they will incur during the next twelve months in a limited operations scenario or until they raise additional funding.

Management plans to raise additional funds through debt or equity offerings. Management's current plan includes a SB-2 registration statement with the U.S. Securities and Exchange Commission of 2,000,000 units for sale at $.05 per unit to raise capital of $100,000 to implement their business plan. Each unit will consist of one share and two share purchase warrants. Each share purchase warrant will be valid for a period of two years and will be exercisable at a price of $.10 per share. There is no guarantee that the Company will be able to raise any capital through this or any other offerings.

NOTE 4. WARRANTS AND OPTIONS

There are no warrants or options outstanding to acquire any additional shares of common.

                              VECTOR VENTURES CORP.
                         (An Exploration Stage Company)
                          Notes to Financial Statements
                               September 30, 2005


NOTE 5. RELATED PARTY TRANSACTIONS

The Company neither owns nor leases any real or personal property. Beginning January 1, 2006 the Company will pay a director $100 per month for use of office space and services. The sole officer and director of the Company is involved in other business activities and may, in the future, become involved in other business opportunities as they become available, he may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.

Kristian Kostovski, the sole officer and director will not be paid for any underwriting services that he performs on behalf of the Company with respect to the Company's upcoming SB-2 offering. He will also not receive any interest on any funds that he advances to the Company for offering expenses prior to the offering being closed which will be repaid from the proceeds of the offering.

As of September 30, 2005, there is a total of $500 that has been forwarded by Kristian Kostovski to the Company with no specific repayment terms.

NOTE 6. INCOME TAXES

                                                        As of September 30, 2005
                                                        ------------------------
     Deferred tax assets:
     Net operating tax carryforwards                            $ 1,203
     Other                                                            0
                                                                -------
     Gross deferred tax assets                                    1,203
     Valuation allowance                                         (1,203)
                                                                -------

     Net deferred tax assets                                    $     0
                                                                =======

Realization of deferred tax assets is dependent upon sufficient future taxable income during the period that deductible temporary differences and carryforwards are expected to be available to reduce taxable income. As the achievement of required future taxable income is uncertain, the Company recorded a valuation allowance.

NOTE 7. NET OPERATING LOSSES

As of September 30, 2005, the Company has a net operating loss carryforwards of approximately $8,018. Net operating loss carryforward expires twenty years from the date the loss was incurred.

                              VECTOR VENTURES CORP.
                         (An Exploration Stage Company)
                          Notes to Financial Statements
                               September 30, 2005


NOTE 8. MINERAL PROPERTY

The Company issued 800,000 shares of common stock to a director in consideration of mining claims located in the Cranberry Ridge/Tuzo Creek area of the Greenwood Mining Division, BC.

NOTE 9. STOCK TRANSACTIONS

Transactions, other than employees' stock issuance, are in accordance with paragraph 8 of SFAS 123. Thus issuances shall be accounted for based on the fair value of the consideration received. Transactions with employees' stock issuance are in accordance with paragraphs (16-44) of SFAS 123. These issuances shall be accounted for based on the fair value of the consideration received or the fair value of the equity instruments issued, or whichever is more readily determinable.

On April 30, 2005 the Company issued 800,000 shares of common stock to a director for mining claims at a deemed value of $0.01 per share for a total of $8,000.

On September 30, 2005 the Company issued 1,000,000 shares of common stock to a director for cash valued at $0.01 per share for a total of $10,000.

As of September 30, 2005 the Company had 1,800,000 shares of common stock issued and outstanding.

NOTE 10. STOCKHOLDERS' EQUITY

The stockholders' equity section of the Company contains the following classes of capital stock as of September 30, 2005:

Common stock, $ 0.001 par value: 75,000,000 shares authorized; 1,800,000 shares issued and outstanding.

                      Dealer Prospectus Delivery Obligation

"UNTIL ______________, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS."

                                     PART II
                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Vector's By-Laws allow for the indemnification of the officers and directors in regard to their carrying out the duties of their offices. The board of directors will make determination regarding the indemnification of the director, officer or employee as is proper under the circumstances if he/she has met the applicable standard of conduct set forth in the Nevada General Corporation Law.

Section 78.751 of the Nevada Business Corporation Act provides that each corporation shall have the following powers:

"1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of any fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a pleas of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had a reasonable cause to believe that his conduct was unlawful.

2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals there from, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction, determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in sections 1 and 2, or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorneys fees, actually and reasonably incurred by him in connection with the defense.

4. Any indemnification under sections 1 and 2, unless ordered by a court or advanced pursuant to section 5, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

     a.   By the stockholders;

     b. By the board of directors by majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding;

     c. If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel, in a written opinion; or

     d. If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

5. The certificate of articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this section do not affect any rights to advancement of expenses to which corporate personnel other than director or officers may be entitled under any contract or otherwise by law.

6. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

     a. Does not include any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the certificate or articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to section 2 or for the advancement of expenses made pursuant to section 5, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omission involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

     b. Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

     c. The Articles of Incorporation provides that "the Corporation shall indemnify its officers, directors, employees and agents to the fullest extent permitted by the General Corporation Law of Nevada, as amended from time to time."

As to indemnification for liabilities arising under the Securities Act of 1933 for directors, officers or persons controlling Vector Ventures, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and unenforceable.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs of the offering are denoted below. Please note all amounts are estimates other than the Commission's registration fee.

     Securities and Exchange Commission registration fee        $   60
     Accounting fees and expenses                               $2,200
     Legal fees                                                 $1,250
     Preparation and EDGARization fees                          $1,500
     Transfer Agent fees                                        $  350
     Printing                                                   $  140
                                                                ------
     Total                                                      $5,500
                                                                ======

RECENT SALES OF UNREGISTERED SECURITIES

Set forth below is information regarding the issuance and sales of securities without registration since inception. No such sales involved the use of an underwriter; no advertising or public solicitation was involved; the securities bear a restrictive legend; and no commissions were paid in connection with the sale of any securities.

On September 30, 2005, a total of 1,000,000 shares of Common Stock were issued in exchange for organizational services and expenses, proprietary rights, business plans, and cash in the amount of $10,000 U.S., or $.01 per share. On April 30, 2005, a total of 800,000 shares of Common Stock were issued in exchange for mining claims valued in the amount of $8,000 U.S., or $.01 per share. These securities were issued in reliance upon the exemption contained in
Section 4(2) of Securities Act of 1933. These securities were issued to the officer and director of the company.

                                    EXHIBITS

Exhibit 3.1     Articles of Incorporation*
Exhibit 3.2     Bylaws*
Exhibit 5       Opinion re: Legality**
Exhibit 10.1    Mineral Claim Invoice*
Exhibit 10.2    Trust Agreement between Vector Ventures and Kristian Kostovski**
Exhibit 23.1    Consent of counsel (see Exhibit 5)**
Exhibit 23.2    Consent of independent auditor
Exhibit 23.3    Consent of geologist**
Exhibit 99.1    Subscription Agreement*
Exhibit 99.2    Warrant Agreement*
Exhibit 99.3    Geology Report*

----------
*    Included in our original SB-2 Registration statement filed on November 21,
     2005
** Included in Amendment 1 to our SB-2 Registration statement filed on December 23, 2005

                                  UNDERTAKINGS

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

     (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;
     (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low and high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and
     (iii) Include any additional or changed material information on the plan of distribution.

2. That, for the purpose of determining any liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the end of the offering.

4. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the By-Laws of the company, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore unenforceable.

     In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or other control person in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


(g) That for the purpose of determining liability under the Securities Act to any purchaser:

2. If the small business issuer is subject to Rule 430C (ss.230.430C of this chapter), include the following:

     Each prospectus filed pursuant to Rule 424(b) (ss.230.424(b) of this chapter) as part of a registration statement relating to an offering, other than registrations statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (ss.230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed to be incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

                                   SIGNATURES


In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the city of Thessaloniki, country of Greece, on January 9, 2006.

                                           Vector Ventures Corp.


                                               /s/ Kristian Kostovski
                                               -----------------------------
                                           By: Kristian Kostovski
                                              (Principal Executive Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and dates stated.


/s/ Kristian Kostovski                                          January 9, 2006
-------------------------------------                           ---------------
Kristian Kostovski, President                                        Date
(Principal Executive Officer, Principal Financial Officer,
Principal Accounting Officer)